Exhibit 4.1

CLASS A COMMON STOCK NUMBER	CLASS A COMMON STOCK SHARES

CUSIP 67018T 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS

NU SKIN ENTERPRISES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK OF THE PAR VALUE OF $.001 EACH OF

Nu Skin Enterprises, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers. Dated: , 2002

Secretary		President and Chief Executive Officer

Countersignee:
Transfer Agent and Registrar

NU SKIN ENTERPRISES, INC.

The record holder of this Certificate may obtain from the Secretary of the Corporation, upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued; the designations, relative rights, preferences and limitations of each series of preferred shares authorized to be issued so far as the same have been fixed; and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, _______________________________ hereby sells(s), assigns(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____________________________________________________________________________________________________

____________________________________________________________________________________________________

________________________________________________ Shares of the Capital Stock represented by the within

Certificate, and do hereby irrevocably constitute and appoint                                                                                       Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the promises.

Dated: _____________________________________________    _______________________________________________

__________________________________________________

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER

Signature(s) Guaranteed

By:	__________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.